     As filed with the Securities and Exchange Commission on August 8, 2002



                                                      REGISTRATION NO. 333-63138
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TECHNISOURCE, INC.

             (Exact name of registrant as specified in its charter)

             FLORIDA                                     59-2786227
 (State or other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                          1901 WEST CYPRESS CREEK ROAD
                                    SUITE 202
                         FORT LAUDERDALE, FLORIDA 33309
          (Address of Principal Executive Offices, including Zip Code)
--------------------------------------------------------------------------------



             TECHNISOURCE, INC. LONG-TERM INCENTIVE PLAN, AS AMENDED
                              (full title of plan)


                                 STEPHEN R. BOVA
                             Chief Executive Officer
                               Technisource, Inc.
                          1901 West Cypress Creek Road
                                    Suite 202
                         Fort Lauderdale, Florida 33309
                                  954-493-8601
            (Name, Address and Telephone Number of Agent for Service)

                  Please send copies of all communications to:
                           CHRISTOPHER J. AUSTIN, ESQ.
                                  Ropes & Gray
                             One International Place
                                Boston, MA 02110
                                  617-951-7000

================================================================================

         Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock, par value $0.01 per share, originally registered hereunder which have not been issued. The Technisource, Inc. Long-Term Incentive Plan, pursuant to which the shares would have been issued, has been terminated and no additional shares may be issued or sold under such plan.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, the State of Florida, on this 31st day of July, 2002.



TECHNISOURCE, INC.


/s/ Stephen R. Bova
-------------------------------
By:  Stephen R. Bova
     Chief Executive Officer



         Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.



Signature                                   Capacity                                    Date
---------                                   --------                                    ----

 /s/ Stephen R. Bova                        Chief Executive Officer, Director           July 31, 2002
-------------------------------
Stephen R. Bova


 /s/ Ronald McDaniel                        Chief Financial Officer                     July 31, 2002
------------------------------
Ronald McDaniel


 /s/ Richard Kalbfleish                     Controller                                  July 31, 2002
------------------------------
Richard Kalbfleish


 /s/ Kim G. Davis                           Director                                    July 31, 2002
------------------------------
Kim G. Davis


 /s/ Michael R. Eisenson                    Director                                    July 31, 2002
------------------------------
Michael R. Eisenson


 /s/ Brandon White                          Director                                    July 31, 2002
------------------------------
Brandon White